SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                         CELTRIX PHARMACEUTICALS, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                         CELTRIX PHARMACEUTICALS, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

(5)  Total fee paid:

----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

(3)  Filing party:

----------------------------------------------------------------------------

(4)  Date filed:

----------------------------------------------------------------------------

                          CELTRIX PHARMACEUTICALS, INC.
                               ------------------

                    Notice of Annual Meeting of Stockholders
                          To Be Held September 9, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California, on Tuesday, September 9, 1997, at 10:00 a.m. local time, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the 1991 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to permit nonemployee members of the Company's Board of Directors to be eligible to receive stock option grants under the 1991 Stock Option Plan.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1998.

     4. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 15, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy card.

                                     FOR THE BOARD OF DIRECTORS

                                     CRAIG W. JOHNSON, Secretary

Santa Clara, California
July 21, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the envelope provided.
--------------------------------------------------------------------------------

                          CELTRIX PHARMACEUTICALS, INC.
                                ----------------

                         PROXY STATEMENT FOR 1997 ANNUAL
                             MEETING OF STOCKHOLDERS


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Celtrix Pharmaceuticals, Inc. ("Celtrix" or the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders scheduled to be held September 9, 1997, at 10:00 a.m. local time, or at any adjournment(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California 95054-1815. The Company's telephone number at that location is (408) 988-2500.

     These proxy solicitation materials were mailed on or about July 21, 1997 to all stockholders entitled to vote at the meeting.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting and Solicitation

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than three candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the 1991 Stock Option Plan, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

Record Date and Share Ownership

     Only stockholders of record at the close of business on July 15, 1997 are entitled to notice of and to vote at the meeting. As of July 15, 1997, 20,985,305 shares of the Company's Common Stock, $.01 par value per share, were issued and outstanding.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, three directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. Assuming a quorum is present, the three nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The nominees' names, ages as of July 15, 1997, and certain information about them are set forth below:

                                                                                                        Director
       Name of  Nominee                         Age        Principal Occupation                          Since
       ----------------                         ---        --------------------                         --------
Henry E. Blair............................      53     Chairman and Chief Executive Officer of Dyax       1995
                                                       Corporation; Co-Founder and Consultant,
                                                       Genzyme Corporation and Director of the
                                                       Company


Andreas Sommer, Ph.D......................      55     Chief Executive Officer, President and             1994
                                                       Director of the Company


James E. Thomas...........................      37     Chairman of the Board of Directors of the          1993
                                                       Company; Managing Director of E.M. Warburg,
                                                       Pincus & Co., Inc.

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There are no family relationships among the directors or executive officers of the Company.

     Mr. Blair was elected to the Board of Directors of Celtrix in January 1995. He was a co-founder of Genzyme Corporation in 1981 and served as Genzyme's Senior Vice President, Manufacturing, Research and Development until 1988. He continues to serve on Genzyme's Board of Directors and as a consultant. Since April 1997, Mr. Blair has served as Chairman and Chief Executive Officer of Dyax Corporation. Mr. Blair is also a director of Genzyme Transgenic Corporation and several privately-held companies.

     Dr. Sommer was appointed Chief Executive Officer and President of Celtrix in April 1995 and has served as a director of Celtrix since May 1994. Previously, Dr. Sommer served as Senior Vice President of Celtrix since July 1993 and as Vice President, Research of Celtrix since 1992, following the merger with BioGrowth, Inc. ("BioGrowth"). From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth.

     Mr. Thomas was elected Chairman of the Board of Celtrix in April 1995 and has served as a director of Celtrix since November 1993. He has been a Managing Director of E.M. Warburg, Pincus & Co., Inc. since January 1994 and has held various other positions at Warburg since

1989. He is also a director of Anergen, Inc., Menley & James Laboratories, Inc., Transkaryotic Therapies, Inc., Xomed Surgical Products, Inc. and several privately-held companies.

Board of Directors Meetings and Committees

     The Board of Directors of the Company held a total of six meetings during the year ended March 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors currently consists of directors Blair and Thomas, the chairman of the Audit Committee. The Audit Committee held one meeting during fiscal 1997. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors currently consists of directors Thomas and Blair, the chairman of the Compensation Committee. Dr. Sommer serves as an ex officio member. The Compensation Committee held four meetings during fiscal 1997. The Compensation Committee is responsible for setting and administering the policies for executive compensation and short-term and long-term incentive programs.

     In fiscal 1997, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.

Compensation of Directors

     Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Independent non-employee directors receive a fee of $1,000 for each meeting of the Board of Directors attended. Independent non-employee directors participate in the Company's 1991 Directors' Option Plan (the "Directors' Plan"), pursuant to which such directors are automatically granted options to purchase shares of Common Stock of the Company on the terms and conditions set forth in the Directors' Plan. During the year ended March 31, 1997, director Blair was granted an option to purchase 3,333 shares of Common Stock of the Company at an exercise price of $2.313 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
                     AMENDMENT TO THE 1991 STOCK OPTION PLAN

     At the Annual Meeting, stockholders are being asked to approve an amendment to the 1991 Stock Option Plan (the "Option Plan"), to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares to a total of 3,000,000 reserved shares and to permit nonemployee members of the Company's Board of Directors to be eligible to receive stock option grants under the Option Plan. The Board of Directors adopted this amendment in April 1997, subject to stockholder approval. The Board of Directors believes that in order to attract, motivate and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the Company, it is necessary to increase the number of shares available for issuance under the Option Plan. The Company has no retirement plan to which it is currently making contributions. Stock options serve as an incentive which rewards employees and consultants for their performance and for business successes reflected in stock price appreciation. Upon approval of the proposed 1,500,000 share increase in the number of shares reserved for issuance under the Option Plan, the total number of shares reserved for issuance will represent approximately 14% of the number of outstanding shares. The aggregate number of shares reserved for issuance includes options previously granted and exercised under the Option Plan.

     The Option Plan was adopted by the Board of Directors and approved by Collagen Corporation as the sole stockholder in January 1991, and 450,000 shares of Common Stock were initially reserved for issuance thereunder. The number of shares reserved for issuance under the Option Plan was subsequently increased by 450,000 shares, to a total of 900,000 reserved shares. At the September 1992 Annual Meeting, shareholders approved an additional increase of the number of shares of Common Stock reserved for issuance thereunder by 600,000 shares to a total of 1,500,000 shares.

     Prior to an amendment approved by the Company's Board of Directors, nonemployee directors were not eligible to receive stock option grants under a stock option plan qualified within the meaning of certain rules promulgated under Section 16 of the Securities Exchange Act of 1934. As a result of changes in such rules adopted by the Securities and Exchange Commission in 1996, nonemployee directors are now permitted to be eligible to receive grants under discretionary option plans. Although no grants of options to nonemployee directors under the Option Plan are currently contemplated, the Board of Directors believes that it is in the best interests of the Company to maintain the flexibility to make such grants if the Board determines it to be necessary to attract or retain qualified individuals to serve on the Board of Directors. For this reason, the Board has approved the amendment to the Option Plan to permit nonemployee directors of the Company to be eligible to receive grants under the Option Plan.

     Through July 15, 1997, options to purchase an aggregate of 1,500,774 shares of Common Stock (net of options canceled, and of which options to purchase 774 shares are subject to stockholder approval of this Proposal No. 2) had been granted pursuant to the Option Plan, options to purchase 32,174 shares had been exercised and options to purchase 1,468,600 shares remained outstanding at a weighted average exercise price of $2.59 per share.

Summary of the Option Plan

     The following is a summary of the essential features of the Option Plan, as amended by the Board of Directors. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal office.

     General

     Options granted under the Option Plan may be either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs") at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. However, to the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. The Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Shares not purchased under an option prior to its expiration will be available for future option grants under the Option Plan. The actual benefits, if any, to the holders of stock options issued under the Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below.

     Purpose

     The purposes of the Option Plan are to attract, motivate and retain the best available personnel for the Company, to provide additional incentive to the employees and consultants and to promote the success of the Company's business.

     Administration

     If permitted by Rule 16b-3 promulgated under the Exchange Act, the Plan may be administered by different administrative bodies with respect to directors, officers who are not directors and employees who are neither directors nor officers. Option grants to directors and officers may be administered by the Board or a Committee designated by the Board, in each case if in compliance with Rule 16b-3 and applicable laws. Option grants to other persons may be administered by the Board or a Committee designated by the Board, if in compliance with applicable laws. The Option Plan is currently being administered by the Compensation Committee of the Board of Directors. If all members of the Compensation Committee do not meet the definition of "outside directors" under Code Section 162(m), a subcommittee of the

Compensation Committee consisting of such "outside directors" will have the exclusive authority to grant stock options and purchase rights and otherwise administer the Option Plan with respect to "covered employees" described in Code
Section 162(m)  (generally the Company's highest paid executive  officers).  All questions of interpretation of the Option Plan are determined by the Administrator and its decisions are final and binding upon all participants. The directors receive no additional compensation for their services in connection with the administration of the Option Plan.

     Eligibility

     The Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants. ISOs may be granted only to employees. The Board of Directors or the Compensation Committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to the Company, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

     The Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 500,000, subject to adjustment as provided in the Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

     Terms of Options

     The terms of options granted under the Option Plan are determined by the Compensation Committee. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

         (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An optionee may exercise an option by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price is payable in such form of consideration as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

         (b) Exercise Price. The exercise price of each option granted under the Option Plan including options granted to "covered employees" under Internal Revenue Code Section 162(m) of the 1986 Internal Revenue Code, as amended, is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted in the case of an ISO and not less than 85% in the case of an NSO, except in the case of "covered employees". The fair market value under the option plan is deemed to be the closing price on the Nasdaq National Market on the date of grant of the option. In the case of an option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company, any parent or any subsidiary, the option price must not be less than 110% of the fair market value on the date of the grant.

         (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than death or disability, options under the Option Plan may be exercised not later than 30 days (or such other period of time not exceeding 90 days in the case of an ISO as is determined by the Board of Directors or its committee, with such determination in the case of an ISO being made at the time of grant of the option) after such termination and may be exercised only to the extent the option was exercisable on the date of termination.

         (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within 6 months (or such other period of time not exceeding 12 months, as is determined by the Board of Directors or its committee, with such determination in the case of an ISO being made at the time of the grant of the option) from the date of such termination and may be exercised only to the extent the option was exercisable on the date of termination.

         (e) Death. If an optionee should die (i) while employed by or consulting to the Company, options may be exercised within 6 months after the date of death to the extent the options would have been exercisable 6 months after the date of death, or (ii) within 30 days following termination of the optionee's employment or consulting relationship, options may be exercised within 6 months after the date of death to the extent the options would have been exercisable on the date of termination of employment or consulting relationship.

         (f) Expiration of Options. Options granted under the Option Plan expire 10 years from the date of grant or on such earlier date as is specified in the option agreement. Options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary may not have a term of more than 5 years. No option may be exercised by any person after such expiration.

         (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent or distribution, and is exercisable during the optionee's lifetime only by the optionee or, in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

         (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors or its committee.

     Adjustment Upon Changes in Capitalization, Sale or Merger

     In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company is required to either cause outstanding options to be assumed or substituted by the acquiring entity or provide for optionees to have the right to exercise their options as to all shares subject to such options, including shares as to which the options would not otherwise be exercisable, for a period of 60 days from the date when the optionees are notified of such action, after which such options terminate.

     Amendment and Termination of the Plan

     The Board of Directors or its committee may amend the Option Plan from time to time in such respect as the Board of Directors or its committee may deem advisable; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code or with any other successor or applicable law or regulation, the Company shall obtain stockholder approval of any Option Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. However, no action by the Board of Directors, its committee or the stockholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. The Option Plan terminates in 2001 (unless terminated at an earlier date by the Board of Directors), provided that any options then outstanding under the Option Plan remain outstanding until they expire by their terms.

Federal Income Tax Aspects of the Option Plan

     The following is a brief summary of the federal income tax consequences of transactions under the Option Plan based on federal income tax laws in effect on the Record Date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Option Plan.

     Options granted under the Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory stock options. If an option granted under the Option Plan is an incentive stock option, under federal tax laws the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as long-term capital gain under federal tax laws. If both of these holding periods are not satisfied, the optionee will recognize ordinary income under federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized under federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current federal tax rate on long-term capital gains is capped at 28%, whereas the maximum rate on other income is 39.6%, although proposed legislation is currently pending in Congress which would reduce the maximum federal tax rate applicable to long-term capital gains. Capital losses are allowed under federal tax laws in full against capital gains plus $3,000 of other income.

     The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The federal alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income for federal tax purposes is equal to
(i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exclusion of $45,000 for joint returns and $33,750 for individual returns. Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year. In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option (see below). As a result, the optionee generally recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option's exercise price. Because the alternative minimum tax calculation may be complex, any optionee who upon exercising an incentive stock option would recognize (together with other alternative minimum taxable income preference and adjustment items for the year) alternative minimum taxable income in excess of the exclusion amount noted above should consult his or her own tax advisor prior to exercising the incentive stock option. If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year. Proposed legislation currently pending in Congress would modify certain of the federal alternative minimum tax rules described above.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation under federal tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by a nonstatutory optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment by the optionee of the taxes in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) will be treated under federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

Required Vote

     The amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares and to permit nonemployee members of the Company's Board of Directors to be eligible to receive stock option grants under the Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or by proxy and entitled to vote at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE OPTION PLAN AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 1998, and recommends that the stockholders vote for ratification of such appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since its incorporation (December 1990), and previously audited the financial statements of the Company as a division of Collagen Corporation, and as a division of a former Collagen subsidiary. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of July 15, 1997, as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's current directors, (iii) each of the executive officers named in the Summary Compensation Table on page 15, and (iv) all current directors and executive officers as a group.

                                                       Shares Beneficially Owned
                                                                   (1)
                                                        -----------------------
5% Stockholders, Directors, Named Executive Officers,
   and Directors and Executive Officers as a Group         Number     Percent
------------------------------------------------------  ------------ ----------
Warburg, Pincus Investors, L.P. (2) .................     4,330,330    19.6%
466 Lexington Avenue, Tenth Floor
New York, NY 10017

Genzyme Corporation .................................     3,023,217    14.4%
One Kendall Square
Cambridge, MA 02139

Dawson-Samberg Capital Management, Inc. (3) .........     2,576,032    11.8%
354 Pequot Avenue
Southport, CT 06490

Biotechnology Development Fund, L.P. (4) ............     1,845,774     8.6%
575 High Street, Suite 201
Palo Alto, CA 94301

Henry E. Blair (5) ..................................     3,029,883    14.4%

Mary Anne Ribi (6) ..................................        51,363      *

David M. Rosen, Ph.D. (6) ...........................        52,405      *

Andreas Sommer, Ph.D. (6) ...........................       183,811      *

James E. Thomas (7) .................................     4,330,330    19.6%

All directors and executive officers as a group
(6 persons) (8) .....................................       306,245     1.4%

---------------------

     *Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Warburg, Pincus Investors, L.P. ("WPI") is a Delaware limited partnership whose sole general partner is Warburg, Pincus & Co., a New York general partnerhsip ("WP"). E. M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WP. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPI, has a 20% interest in the profits of WPI. Mr. James E. Thomas, Chairman of the Board of Directors of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminable portion of the shares beneficially owned by WPI and WP. Number of shares beneficially owned include a warrant for the purchase of 687,155 shares of Common Stock at an exercise price of $9.00 which expires on November 17, 1998, and a warrant for the purchase of 461,443 shares of Common Stock at an exercise price of $2.68 which expires on April 1, 2000.

(3) Includes 2,184,456 shares held by Pequot Private Equity Fund, L.P. (of which 728,152 shares are issuable upon exercise of a warrant at an exercise price of $2.68 and which expires on April 1, 2000), 276,576 shares held by Pequot Offshore Private Equity Fund, Inc. (of which 92,192 shares are issuable upon exercise of a warrant at an exercise price of $2.68 and which expires on April 1, 2000), and 115,000 shares held by Pequot Scout Fund, L.P.

(4) Includes a warrant for the purchase of 615,258 shares of Common Stock at an exercise price of $2.68 which expires on April 1, 2000.

(5) 3,023,217 of the shares indicated as owned by Mr. Blair are owned directly by Genzyme Corporation ("Genzyme") and are included because Mr. Blair is a member of the Board of Directors of Genzyme. Mr. Blair disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. Also, includes 6,666 shares issuable upon exercise of options exercisable within 60 days after July 15, 1997. See "Election of Directors -- Nominees."

(6) As to each of Ms. Ribi, Dr. Rosen and Dr. Sommer, includes 49,950, 52,405, and 162,350 shares, respectively, issuable upon exercise of options exercisable within 60 days after July 15, 1997.

(7) All of the shares indicated as owned by Mr. Thomas are owned directly by Warburg, Pincus Investors ("WPI") and are included because of Mr. Thomas' affiliation with WPI. Mr. Thomas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; therefore, the shares are not reflected in the total number of shares held by officers and directors. See "Election of Directors -- Nominees."

(8) Includes 283,371 shares issuable upon exercise of options held by officers and directors exercisable within 60 days after July 15, 1997, including shares issuable upon exercise of options held by the officers and directors named in the foregoing table, but excludes such shares for which beneficial ownership is disclaimed within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           Summary Compensation Table

     The following table shows the compensation  received by the Chief Executive
Officer and the most highly compensated executive officers of the Company earning over $100,000 for the fiscal year ended March 31, 1997, and the compensation received by each such individual for the Company's two prior fiscal years.

                                                                                 Long Term
                                                           Annual              Compensation
                                                        Compensation (1)          Awards (1)
                                                         -----------           ------------
                                                                                 Options/          All Other
     Name and Principal Position          Year           Salary (2)            SARS Granted     Compensation (1)
     ---------------------------          ----           ----------            ------------     ----------------
Andreas Sommer                            1997           $212,925
   Chief Executive Officer, President     1996           $188,116                147,500
   and Director                           1995           $163,756                162,500 (3)      $16,037 (4)

Mary Anne Ribi                            1997           $136,463
    Vice President, Finance and           1996           $120,572                 75,000
    Administration, Chief Financial       1995            $92,245                 25,000 (5)
    Officer and Assistant Secretary

David M. Rosen                            1997           $136,463
   Vice President, Research and           1996           $123,719                 76,250
   Development                            1995           $107,338                 23,750 (6)


----------------------
(1)  Except as  disclosed  in the table,  there was no other cash  compensation,
     long-term   incentive   plan  or  restricted   stock  award  that  required
     disclosure.

(2) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Celtrix's retirement savings plan ("the 401(k) Plan").

(3) Includes 57,500 shares of Incentive Stock Options ("ISOs") granted in connection with the Company's November 1994 option repricing, pursuant to which option holders were entitled to cancel their outstanding options in exchange for new options covering 50% of their original underlying shares with an exercise price of $2.50 per share, the fair market value of the Company's stock on the date of Board approval. Vesting period is 1/24th per month for options with original grant dates prior to April 1, 1993, and 1/50th per month for options with original grant dates after April 1, 1993.

(4) Consists of relocation costs reimbursed, including gross-up payment for tax liability incurred on such costs.

(5) Includes 10,000 shares of ISOs granted in connection with the Company's November 1994 option repricing.

(6) Includes 18,750 shares of ISOs granted in connection with the Company's November 1994 option repricing.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

     The following table sets forth information for the named executive officers with respect to exercises, during the fiscal year ended March 31, 1997, of options to purchase Common Stock of the Company, and the number and value of unexercised options at fiscal year end.

                                                                                                 Value of
                                                                      Number of                 Unexercised
                                                                     Unexercised               In-the-Money
                                                                      Options at                  Options
                                 Shares                            Fiscal Year-End          at Fiscal Year-End
                                Acquired            Value           (Exercisable/              (Exercisable/
          Name                 On Exercise        Realized          Unexercisable)          Unexercisable) (1)
--------------------------  ------------------  --------------  -----------------------  --------------------------
Andreas Sommer                       0               $0           138,350/136,650             $39,620/$46,510
Mary Anne Ribi                       0               $0            40,700/59,300                   $0/$0
David M. Rosen                       0               $0            43,355/56,645              $14,345/$16,840

-----------------
(1) The fair market value of Celtrix's Common Stock as reported on the Nasdaq National Market at the close of business on March 31, 1997 ($2.438) was lower than the exercise price of most of the options. The value of unexercised-in-the-money options represents any positive spread between the exercise price of the stock options and the market value of Celtrix's Common Stock on March 31, 1997.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page 20 shall not be incorporated by reference into any such filings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for setting and administering the policies for executive salaries and short-term and long-term incentive programs. The Committee currently consists of Henry E. Blair and James E. Thomas, non-employee directors of Celtrix. Andreas Sommer serves as an ex officio member.

Compensation Philosophy

     The executive compensation program is designed to motivate and retain executives of outstanding ability who contribute to the long-term success of the Company and is based on the following guiding principles:

     o Integrate executives' compensation with accomplishment of the Company's strategic plan and business objectives.

     o Provide a compensation package that is competitive with comparable companies in the biotechnology industry.

     o Assure that executives are focused on the enhancement of stockholder value.

Compensation Program

     Compensation for the Company's Chief Executive Officer ("CEO") and other officers is based on individual performance as measured against clearly defined corporate objectives. The Board of Directors approves corporate objectives at the beginning of the fiscal year and reviews progress throughout the year. The Compensation Committee determines executive compensation based on the accomplishment of those objectives. Corporate objectives for fiscal 1997 were identified in the areas of product development milestones, strategic corporate alliances, staffing and financings. Executives' performance was measured against these specific objectives.

     The two primary components of executives' compensation are (1) base salary and (2) long-term equity incentives. The Committee's goal in setting annual base salaries is to be at the median salary level for similar positions in companies of comparable size, geographic location (San Francisco Bay Area and Southern California) and industry sector (biopharmaceuticals) within the biotechnology industry. To determine these levels, the Committee refers to compensation survey data from a select group of companies participating in the Radford Biotechnology Salary Survey. All of these companies are also in the Nasdaq Pharmaceutical Stocks Index used in the Company's Stock Price Performance Graph set forth in the Proxy Statement. Each year, the list of companies participating in the survey is reviewed, and additions or deletions are made to the select group of companies based on the three criteria used (size, geographic location, industry sector).

     Stock option awards are intended to align the interests of the executives with those of the stockholders and provide significant incentive to meet the Company's long-term goals and enhance stockholder value. Stock options are granted at fair market value and vest over a 50-month period. In determining the size of the option grants, several factors are considered: size of previous awards made to executives, competitive practices at similar companies within the industry and perceived long-term contribution.

Compensation of the Chief Executive Officer

     The CEO's compensation is determined based on a number of factors, including comparative salaries of CEOs of the select group of companies identified above, the CEO's individual performance and the Company's performance as measured against the stated objectives discussed above. Current base salary for the CEO is in line with the median for similarly situated executives in other companies of comparable size in the biotechnology industry. The CEO's total compensation package includes stock option grants with the goal of motivating leadership for long-term Company success and providing significant reward upon achievement of Company objectives and enhancing stockholder value. As with other executives, size of option grants is also based on a review of competitive survey data.

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted under the Option Plan will meet the requirements for a transitional exemption from the application of Section 162(m), the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

     From the members of the Compensation Committee of Celtrix:

                             COMPENSATION COMMITTEE

                            Henry E. Blair - Chairman
                            James E. Thomas

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Andreas Sommer, Ph.D. is an ex officio member of the Company's Compensation Committee. He assumed the position in April 1995. His status as an ex officio member did not entitle him to vote on matters submitted to the Compensation Committee. Dr. Sommer presents to the Committee recommendations on compensation for other named executive officers but did not participate in discussions regarding his own compensation.

                                PERFORMANCE GRAPH

     The following graph  summarizes  cumulative total  stockholder  return data
(assuming reinvestment of dividends) for the period commencing on March 31, 1992 and ending on March 31, 1997. The graph assumes that $100 was invested on March
31, 1992 (i) in the Common Stock of Celtrix Pharmaceuticals, Inc. at a price per share of $8.75, (ii) in the Center for Research in Securities Prices Total
Return  Index for the Nasdaq  Stock  Market  (U.S.  Companies)  and (iii) in the
Nasdaq Pharmaceutical Stocks Index. The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                     COMPARISON OF TOTAL RETURN

              3/31/92  4/30/92  5/31/92  6/30/92  7/31/92  8/31/92  9/30/92  10/31/92  11/30/92  12/31/92  1/31/93  2/28/93  3/31/93
              -------  -------  -------  -------  -------  -------  -------  --------  --------  --------  -------  -------  -------

NASDAQ TOTAL     100     95.7     96.9     93.1     96.4     93.5     97.0     100.8     108.8     112.8    116.1    111.7    114.5

NASDAQ PHARM     100     83.7     86.8     83.9     88.4     80.5     79.0      84.2      97.1      96.1     89.3     68.6     69.2

CELTRIX          100     91.4     88.6     68.6     81.4     74.3     65.7      77.1     104.3     114.3     95.7     70.0     78.6

              4/30/93   5/31/93   6/30/93   7/31/93   8/31/93   9/30/93  10/31/93  11/30/93  12/31/93   1/31/94   2/28/94   3/31/94
              -------   -------   -------   -------   -------   -------  --------  --------  --------   -------   -------   -------
NASDAQ TOTAL   110.1     116.6     117.2     117.3     123.4     127.0     129.9     126.0     129.5     133.4     132.2     121.9

NASDAQ PHARM    69.9      72.8      72.9      70.8      74.6      79.1      86.0      84.2      85.7      88.3      80.3      69.9

CELTRIX         91.4      85.7      88.6      80.0      82.9      84.3     111.4     118.6     125.7     104.3      80.0      84.3

              4/30/94   5/31/94   6/30/94   7/31/94   8/31/94   9/30/94  10/31/94  11/30/94  12/31/94   1/31/95   2/28/95   3/31/95
              -------   -------   -------   -------   -------   -------  --------  --------  --------   -------   -------   -------
NASDAQ TOTAL   120.3     120.6     116.2     118.6     126.1     125.8     128.3     124.0     124.4     125.1     131.7     135.5

NASDAQ PHARM    67.1      66.2      61.0      62.8      69.7      68.7      66.4      66.6      64.5      68.1      70.6      69.6

CELTRIX         68.6      78.6      71.4      68.6      90.0      81.4      27.9      34.3      30.0      31.4      21.4      17.1

              4/28/95   5/31/95   6/30/95   7/31/95   8/31/95   9/30/95  10/31/95  11/30/95  12/31/95   1/31/96   2/29/96   3/31/96
              -------   -------   -------   -------   -------   -------  --------  --------  --------   -------   -------   -------
NASDAQ TOTAL   139.9     143.5     154.9     166.1     169.5     176.9     175.9     180.1     179.1     179.9     186.8     187.4

NASDAQ PHARM    71.6      72.5      81.0      87.9      98.3     101.1      97.4     102.2     117.9     128.1     125.7     122.8

CELTRIX         15.8      18.5      29.3      28.6      27.2      27.9      22.9      20.7      29.3      25.8      27.9      28.6

              4/30/96   5/31/96   6/30/96   7/31/96   8/31/96   9/30/96  10/31/96  11/30/96  12/31/96   1/31/97   2/28/97   3/31/97
              -------   -------   -------   -------   -------   -------  --------  --------  --------   -------   -------   -------
NASDAQ TOTAL   203.0     212.3     202.7     184.7     195.0     209.9     207.6     220.4     220.2     235.8     222.8     208.3

NASDAQ PHARM   129.1     133.5     119.2     106.3     114.0     121.9     116.4     114.8     118.3     128.2     129.1     112.3

CELTRIX         27.9      38.6      38.6      27.1      25.7      27.9      21.4      23.6      22.9      40.0      34.3      27.9

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In April 1997, Celtrix sold 5,721,876 shares of Common Stock in a private placement at $2.438 per share, which resulted in net proceeds to the Company of approximately $13.3 million. In addition, for every two shares of stock issued, the Company also issued a three-year warrant to purchase an additional share of Celtrix Common Stock at $2.682 per share. The warrants are exercisable only if the shares of stock are held for at least one year and are callable by the Company under certain conditions. Purchasers in the offering included the following holders of more than 5% of the Company's outstanding Common Stock:
Warburg Pincus Investors, L.P., Dawson-Samberg Capital Management (through the Pequot Private Equity and Pequot Offshore Private Equity funds), and Biotechnology Development Fund, L.P. In connection with the private placement, the Company paid BioAsia LLC, an affiliate of the Biotechnology Development Fund, fees and expenses of approximately $538,000 and granted BioAsia a three-year nonstatutory stock option pursuant to the Option Plan for 75,000 shares of Common Stock at an exercise price of $2.438 per share.

     In January 1997, the Company entered into a two-year employment agreement with Andreas Sommer which provides in pertinent part for annual compensation of $215,000 as subsequently adjusted by the Compensation Committee, up to 18 months severance and forgiveness of the loan described in the next paragraph, in the event of termination of employment under certain circumstances.

     In January 1992, the Company loaned Dr. Sommer $60,000 to pay income taxes associated with Dr. Sommer's exercise of his options to purchase BioGrowth Common Stock. The loan is secured by Dr. Sommer's Celtrix stock and bears interest at the rate of 5.12% per annum, with a due date of January 1999. As of July 15, 1997, the amount of indebtedness under such loan was $77,473 and the maximum amount owed under such loan during the fiscal year ended March 31, 1997 was $76,495.

     In February 1997, the Company entered into a management continuity agreement with Ms. Ribi which provides for up to 30 weeks of severance in the event of termination of employment following a change in control of the Company.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     The Company believes that the transactions set forth above are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future material transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations from officers and directors that no other reports were required, during the three fiscal years ended March 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent stockholders were complied with.


                             DEADLINE FOR RECEIPT OF
                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than March 24, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                     FOR THE BOARD OF DIRECTORS

                                     CRAIG W. JOHNSON, Secretary

Dated:  July 21, 1997

                          CELTRIX PHARMACEUTICALS, INC.

                             1991 STOCK OPTION PLAN

             (as amended by the Board of Directors on May 10, 1991,
                         May 11, 1992, and April 9 1997)

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant. of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2. Definitions. As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

         (e) "Common Stock" means the Common Stock of the Company.

         (f)  "Company"   means  Celtrix   Pharmaceuticals,   Inc.,  a  Delaware
corporation.

         (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

        (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that, in the case of incentive stock options, such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract, statute or Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

         (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;
(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (m) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the Chief Executive Officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended.

         (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         (o) "Option" means a stock option granted pursuant to the Plan.

         (p) "Optioned Stock" means the Common Stock subject to an Option.

         (q) "Optionee" means an Employee or Consultant who receives an Option.

         (r) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (s) "Plan" means this 1991 Option Stock Plan.

         (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

         (u) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 3,000,000 shares Common Stock (the "Shares"). The shares may be authorized, but of unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4. Administration of the Plan.

         (a) Composition of Administrator.

               (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, ("Rule 16b-3"), and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws, Delaware corporate law and the Code (collectively, the "Applicable Laws"), the Plan may (but need not) be administered by different administrative bodies with respect to directors, officers who are not directors and Employees who are neither directors nor officers.

               (ii) Administration with respect to Directors and Officers. With respect to grants of Options to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, if the Board may make grants under the Plan in compliance with Rule 16b-3 and under
Section 162(m) of the Code as it applies so as to qualify grants of Options to Named Executives as performance-based compensation, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3 to qualify grants of Options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

               (iii) Administration with respect to Other Persons. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

               (iv) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

         (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

               (ii) to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

               (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

               (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period); and

               (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

         (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. Eligibility.

         (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

         (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

         (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

         (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i) In the case of an Incentive Stock Option

                     (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                     (A) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the fair market value per Share on the date of grant.

                     (B) granted to any other person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, (9) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. in making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Option.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

         An Option may not be exercised for a fraction of a Share.

         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company, such Optionee may, but only within thirty (30) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six
(6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

         (d) Death of Optionee. In the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitation set forth in Section 5(b); or

               (ii) within thirty (30) days (or such other period of time not exceeding six (6) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 10.

     11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph.

When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

         (a) the election must be made on or prior to the applicable Tax Date;

         (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made; and

         (c) all elections shall be subject to the consent or disapproval of the Administrator.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12. Limitation on Grants to Employees. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be granted under Options to any Employee under this Plan for any fiscal year of the Company shall be 500,000.

     13. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of Shares of Common Stock for which Options may be granted to any Employee under Section 12 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

         (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b)  Effect  of  Amendment  or  Termination.   Any  such  amendment  or
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such

Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

     19. Stockholder Approval. Approval by the stockholders of the Company was obtained and the Plan was adopted in the degree and manner required under applicable state and federal law, provided that stockholder approval shall again be obtained in a manner meeting the requirements of Section 162(m) of the Code.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CELTRIX PHARMACEUTICALS, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Celtrix Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 21, 1997, and hereby appoints Andreas Sommer and David M. Rosen or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Celtrix Pharmaceuticals, Inc. to be held on September 9, 1997, at 10:00 a.m., local time, at the Company's principal executive offices, located at 3055 Patrick Henry Drive, Santa Clara, California and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1991 STOCK OPTION PLAN BY 1,500,000 SHARES AND TO PERMIT NONEMPLOYEE DIRECTORS OF THE COMPANY TO BE ELIGIBLE TO RECEIVE STOCK OPTIONS UNDER THE PLAN, (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST& YOUNG LLP AS INDEPENDENT AUDITORS, AND (4) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                                  CELTRIX PHARMACEUTICALS, INC.
                                                  P.O. BOX 11247
                                                  NEW YORK, N.Y. 10203-0247

(Continued, and to be dated and signed on the reverse side.)

[   ]

1. ELECTION OF DIRECTORS:

FOR all nominees        WITHHOLD authority to vote
listed below   [ X ]    for all nominees listed below. [ X ]   EXCEPTIONS* [ X ]

Nominees: Henry E. Blair; Andreas Sommer, Ph.D.; James E. Thomas

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2.  PROPOSAL TO APPROVE AN  AMENDMENT TO THE 1991 STOCK
OPTION PLAN TO INCREASE  THE NUMBER OF SHARES OF COMMON
STOCK  RESERVED  FOR ISSUANCE  THEREUNDER  BY 1,500,000
SHARES  AND  TO  PERMIT  NONEMPLOYEE   MEMBERS  OF  THE
COMPANY'S  BOARD OF DIRECTORS TO BE ELIGIBLE TO RECEIVE
STOCK OPTIONS UNDER THE 1991 STOCK OPTION PLAN.

FOR  [ X ]        AGAINST  [ X ]        ABSTAIN  [ X ]

3. PROPOSAL TO RATIFY  APPOINTMENT OF ERNST & YOUNG LLP
AS THE  INDEPENDENT  AUDITORS  OF THE  COMPANY  FOR THE
FISCAL YEAR ENDING MARCH 31, 1998.

FOR  [ X ]        AGAINST  [ X ]        ABSTAIN  [ X ]

4. SUCH OTHER  MATTERS AS MAY PROPERLY  COME BEFORE THE
MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                                       Address Change
                                                       and/or Comments  [ X ]

                                           (This Proxy should be marked,  dated,
                                           signed by the stockholder(s)  exactly
                                           as his or her  name  appears  hereon,
                                           and returned promptly in the enclosed
                                           envelope.   Persons   signing   in  a
                                           fiduciary    capacity    should    so
                                           indicate. If shares are held by joint
                                           tenants  or  as  community  property,
                                           both should sign.)

                                           Dated: ________________________, 1997

                                           _____________________________________
                                                       Signature
                                           _____________________________________
                                                       Signature

                                           Votes MUST be indicated
                                          (x) in Black or Blue ink.   [ X ]

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.